PROMISSORY NOTE

$50,000.00

March 8, 2004
New York, New York

FOR VALUE RECEIVED, OPTIONABLE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of MARK NORDLICHT (the "Lender") at the office of the Lender located at 165 West End Ave., Apt. 11N, New York, NY 10023, or at such other places as the holder hereof may from time to time designate in writing, the principal sum of Fifty Thousand and 00/100 Dollars ($50,000). This Note shall be due and payable upon the earliest to occur of (i) March 8, 2014, or (ii) the 15th day after the Borrower receives cash investment(s) of at least $300,000 or as otherwise agreed to in writing by the Borrower and Lender. In the event that the Borrower receives a cash investment of at least $300,000, and Borrower fails to repay Lender according to the terms above, the loan will be considered past due and penalties will be added to principle of the loan at a rate of 20% annually.

THIS NOTE HAS BEEN EXECUTED AND THE LOAN HAS BEEN MADE SPECIFICALLY FOR THE PURPOSE OF FUNDING A RETAINER AGREEMENT BETWEEN THE BORROWER AND GOTTBETTER & PARTNERS LLP (the "RETAINER AGREEMENT"). IF BORROWER DOES NOT ENTER INTO THE "RETAINER AGREEMENT", THEN BORROWER AGREES TO PROMPTLY RETURN FUNDS TO LENDER.

Borrower may prepay this Note in whole or in part at any time without penalty.

This Note has been executed and delivered pursuant to the Loan Agreement dated as of March 8, 2004 (the "Agreement") between the Borrower and the Lender. Reference is made to the Agreement for a description of additional rights of the Lender and duties of the Borrower hereunder and said Agreement is incorporated by reference herein as if set forth in full herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

Borrower waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and agrees that the time for payment of this Note may be extended at Lender's sole discretion, without impairing its liability thereon. Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

This Note shall bind the successors and assigns of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the laws, rules or principles of such State, regarding conflicts of laws.

OPTIONABLE, INC.

By: ______________________

Name: Ed O'Connor

Title: President